UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 29, 2006

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

1-12882	88-0242733
(Commission File Number)	(I.R.S. Employer Identification No.)

2950 Industrial Road

Las Vegas, Nevada 89109

(Address of Principal Executive Offices) (Zip Code)

(702) 792-7200

(Registrant’s Telephone Number,

Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 29, 2006, Boyd Gaming Corporation (“Boyd”), through its wholly-owned subsidiary Coast Hotels and Casinos, Inc. (“Coast”), and Harrah’s Entertainment, Inc., through its wholly-owned subsidiary Harrah’s Operating Company, Inc. (“Harrah’s”), entered into an Agreement for Exchange of Assets and Joint Escrow Instructions (the “Exchange Agreement”).

Pursuant to the terms of the Exchange Agreement, Coast will exchange the Barbary Coast Hotel and Casino for a total of approximately 24 contiguous acres on the Las Vegas Strip that Harrah’s has acquired from third parties. The property Boyd is to receive in the transaction is located immediately north of the 63-acre Stardust Resort and Casino parcel that Boyd owns and on which its previously announced Echelon Place project will be built. Following the completion of the real property exchange with Harrah’s, Boyd will own approximately 87 contiguous acres on the Las Vegas Strip.

The real property exchange contemplated by the Exchange Agreement is intended to qualify as a tax-deferred exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”). Boyd expects to recognize a non-cash gain of approximately $280 million in the quarter in which the transaction closes.

Coast and Harrah’s have made customary representations, warranties and covenants in the Exchange Agreement and each has certain termination rights thereunder. The transaction contemplated by the Exchange Agreement is subject to closing conditions including obtaining certain regulatory approvals. Boyd currently anticipates that the transaction will close in the first quarter of 2007.

* * *

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding Boyd’s expectations, hopes or intentions regarding the future. Forward-looking statements include (without limitation) statements regarding the pending transaction under the Exchange Agreement, the timing for completion of the transaction, the amount of the gain Boyd expects to realize in connection with the transaction, the intended tax treatment of the real property exchange and Echelon Place.

Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. In particular, Boyd can provide no assurances regarding the pending transaction under the Exchange Agreement, including without limitation whether it will be completed when anticipated or at all, the amount of gain Boyd will recognize, the tax treatment the real property exchange will receive, the accounting effects of the transaction, or whether Echelon Place will be completed within Boyd’s current timing and cost estimates, or at all. Among the factors that could cause actual results to differ materially include the satisfaction of the conditions to closing the pending transaction under the Exchange Agreement, the value of the property subject to the exchange, and satisfaction of the requirements of Section 1031 of the Code. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of Boyd’s Form 10-Q for the period ended June 30, 2006, which is on file with the SEC, and in Boyd’s other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, based on information available to Boyd as of the date hereof, and Boyd assumes no obligation to update any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOYD GAMING CORPORATION

Date: October 4, 2006	By:	/s/ Paul J. Chakmak
Paul J. Chakmak
Executive Vice President, Chief Financial Officer and Treasurer